Exhibit 10.1

SAGTEC GLOBAL LIMITED (BVI:2135152)

No.43-2, Jalan Besar Kepong, Metro Prima, 52100 Kepong, Kuala Lumpur

Software Development Agreement

This Software Development Agreement (the “Agreement”) is made on 5 January 2026 between:

GRANDPRIDE LUXURY TRAVEL SDN. BHD. (1297143-K)

having its principal place of business at 5, Jalan 13/2, PJS 13, 46200 Petaling Jaya, Selangor, Malaysia.

(hereinafter referred to as the “Client”),

and

SAGTEC GLOBAL LIMITED (BVI No: 2135152)

having its principal place of business at No. 43-2, Jalan Besar Kepong, Metro Prima, 52100 Kepong, Kuala Lumpur, Malaysia

(hereinafter referred to as the “Developer”),

(each individually referred to as a “Party” and collectively as the “Parties”).

This Agreement shall become effective upon the date of signing and shall continue until satisfactory completion of the project as described herein.

WHEREAS, the Client has conceptualized a software system known as the Smart AI E-Hailing & Car Rental and Subscription System/Program (the “Software”), and the Developer possesses the expertise and technical capability to design, develop, and implement the Software in accordance with the requirements set out in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties agree as follows:

1.	SCOPE OF WORK

1.1.	Services. The Developer agrees to design, develop, implement, and support the Smart AI E-Hailing & Car Rental and Subscription System / Program (the “Software”) as described below:

Software Description:

●	Long-Term Car Rental Service

●	Short-Term Car Rental (Company Fleet + Peer-to-Peer Marketplace)

SAGTEC GLOBAL LIMITED (BVI:2135152)

No.43-2, Jalan Besar Kepong, Metro Prima, 52100 Kepong, Kuala Lumpur

●	Ride-Hailing Service (Uber-like)

●	Local Business Directory & Reviews (Yelp-like)

●	Platform-Wide Capabilities (shared services & governance)

Service Components:

1.	Licensing and Custom Software Development – Design, coding, testing, and delivery of the Smart AI E-Hailing & Car Rental and Subscription System.

2.	Service and Maintenance Agreement (5 Years) – Continuous technical support, system updates, upgrades, and maintenance for five (5) years following final acceptance.

3.	Data Hosting and Analytics Agreement (5 Years) – Cloud hosting, data management, AI analytics, and related backend services for five (5) years.

2.	ADDITIONAL WORK/CHANGE REQUESTS

2.1.	Scope Changes. Any additional work requested by the Client outside the original scope of the agreement will be considered as a change request. The Client shall submit a detailed description of the requested changes to the Developer.
2.2.	Change Request. Any additional work requested by the Client will result additional charges. The Developer shall provide the Client with a written estimated additional cost relating with the change request, including any adjustments to the project timeline.

3.	PAYMENT

3.1.	Contract Value. The total contract value for the project is United States Dollar Ten Million (US$4,000,000), broken down as follows:

Component	Description	Contract Value (USD)
1	Licensing and Custom Software Development	1,600,000
2	Five-Year Service and Maintenance Agreement	1,200,000
3	Five-Year Data Hosting and Analytics Contract	1,200,000
	Total Contract Value	4,000,000

3.2.	Payment Schedule (Licensing & Development Portion – US$1,200,000)

Milestone	Description	Payment (%)	Amount (USD)
1	Upon delivery and acceptance of prototype	50%	800,000
2	Upon final delivery and acceptance of completed Software	50%	800,000
	Total (Licensing & Development)	100%	1,600,000

SAGTEC GLOBAL LIMITED (BVI:2135152)

No.43-2, Jalan Besar Kepong, Metro Prima, 52100 Kepong, Kuala Lumpur

3.3.	Payment Schedule (Maintenance & Hosting Portion – US$2,400,000)

Component	Period	Payment Frequency	Monthly Value (USD)	Total (USD)
Service & Maintenance Agreement	5 years	Monthly	20,000	1,200,000
Data Hosting & Analytics	5 years	Monthly	20,000	1,200,000
Total (Maintenance & Hosting)				2,400,000

Payments for maintenance and hosting shall begin immediately after the Client’s final acceptance of the Software and shall be made monthly for a total period of sixty (60) months (five years).

3.4.	Payment Method and Credit Terms

3.4.1.	All payments shall be made in United States Dollars (USD) via bank transfer to the Developer’s designated bank account, unless otherwise agreed in writing.

Bank Name:

Bank USD Account Number:

Account Holder Name:

3.4.2.	The Client shall be entitled to a credit term of sixty (60) calendar days from the invoice date. All invoices issued by the Developer, whether milestone based or monthly, shall become due and payable within this sixty day period.

3.5.	Invoices

3.5.1.	For the Licensing & Development Portion, the Developer shall issue an invoice upon completion and acceptance of each milestone (prototype and final delivery).

3.5.2.	For the Maintenance & Hosting Portion, the Developer shall issue monthly invoices for the corresponding service month.

3.5.3.	Each invoice shall include a detailed description of the deliverables or services covered, the payment due date, and reference to this Agreement.

SAGTEC GLOBAL LIMITED (BVI:2135152)

No.43-2, Jalan Besar Kepong, Metro Prima, 52100 Kepong, Kuala Lumpur

4.	INTELLECTUAL PROPERTY

4.1.	Ownership. Upon full payment, all rights, titles and interest in the Software, including intellectual property rights, will be irrevocably and exclusively transferred to the Client.

4.2.	Developer Portfolio Rights. The Developer retains the right to showcase the Software as part of its portfolio and for marketing purpose. The Developer agrees not to disclose any proprietary or confidential information belonging to the Client during such showcasing.

4.3.	License. The Client is granted a perpetual, non-exclusive license from the Developer to use the Software for internal purposes.

4.4.	Source Code Delivery. The Developer shall provide the Client with a copy of source code upon final payment, allowing the Client to modify and enhance the Software independently.

4.5.	Ownership Waiver. The Developer agrees not to claim any such ownership in the Software’s intellectual property at any time prior to or after the completion and delivery of the Software to the Client.

5.	CONFIDENTIALITY

5.1.	Confidentiality Obligations. Both parties mutually agreed to maintain confidentiality of all proprietary and non-public information (including, without limitation, (i) Business method, (ii) Proprietary technical documentation, and (iii) All information relating to the Products and operations) disclosed during the project.

5.2.	Duration of Confidentiality. The Confidentiality obligations shall survive the termination of expiration of this Agreement permanently.

6.	WARRANTIES

6.1.	Performance. The Developer warrants that the Software will be operating according to specifications listed in Scope of Work.

6.2.	Disclaimer. The Developer disclaims any other warranties, express or implied, including fitness for a particular purpose, and makes no guarantees regarding the uninterrupted or error free operation of the Software.

6.3.	Bug Fixes. For a period of 30 days post-final delivery, The Developer agrees to provide prompt bug fixes and new updates for the Software. The Client shall report any bugs or issues to the Developer, providing clear and detailed information to assist the Developer in reproducing and addressing the problem.

SAGTEC GLOBAL LIMITED (BVI:2135152)

No.43-2, Jalan Besar Kepong, Metro Prima, 52100 Kepong, Kuala Lumpur

7.	GOVERNING LAW AND JURISDICITION.

7.1.	Governing Law. This Agreement is governed by Laws of Malaysia.

7.2.	Jurisdiction. Any disputes arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of Malaysia.

8.	TERMINATION

8.1.	Termination for Convenience. Either party may terminate this Agreement with 7 days of written notice.

8.2.	Termination of Cause. Either party may terminate immediately for a material breach, (including, without limitation, (i) Breaching confidentiality obligations, (ii) Failure of payment, (iii) Violation of intellectual property).

In the event of termination caused by the Client, the Developer shall refund any unearned portion of the fees paid for work not yet performed as of the termination date.

In the event of termination caused by the Developer, the Client shall pay the Developer for all work completed up to the termination date, including any expenses incurred.

8.3.	Effect of Termination. Upon termination, the Client shall promptly return any deliverables, documentations, or other materials provided by the Developer, without retaining any copies thereof.

9.	MISCELLANEOUS

9.1.	Entire Agreement. This Agreement, including its appendix, constitutes the entire understanding between the parties and supersedes any prior agreement.

9.2.	Amendments. Any amendments or modifications must be writing and signed by both parties.

9.3.	Notices. Any notices or communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally or recognized courier service, or when sent by email with confirmation of receipt.

SAGTEC GLOBAL LIMITED (BVI:2135152)

No.43-2, Jalan Besar Kepong, Metro Prima, 52100 Kepong, Kuala Lumpur

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, both parties by its duly authorized officer, as of the day and year set forth below.

Signed by the

Company Representative Name

(Tan Kim Chuan )

CTO

SAGTEC GLOBAL LIMITED

Signed by the

Dealer Representative Name

Director

GRANDPRIDE LUXURY TRAVEL SDN. BHD.